Exhibit 23.1

KPMG LLP Bay Adelaide Centre Suite 4600 333 Bay Street Toronto, Ontario M5H 2S5 Telephone (416) 777-8500 Fax (416) 777-8818 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Open Text Corporation:

We consent to the use of:

•

our report dated August 4, 2021, on the consolidated financial statements of Open Text Corporation (the “Company”), which comprise the consolidated balance sheets as at June 30, 2021 and June 30, 2020, the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2021, and the related notes (collectively the “consolidated financial statements”), and

•	our report dated August 4, 2021 on the effectiveness of internal control over financial reporting as of June 30, 2021 each of which is incorporated by reference in this registration statement on Form S-3 of the Company and to the reference to our firm under the heading “Experts” in the related prospectus of the Company dated December 6, 2021.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 6, 2021

Toronto, Canada